EXHIBIT 99.1

# Earnings Release & Supplemental Information

Q4 | 2025

piedmontreit.com

Piedmont Realty TrustTM
Earnings Release and Supplemental Information
Index

	Page		Page

Introduction		Diversification Tables
Forward-Looking Statements	3	Tenant Diversification	30
Earnings Release	4	Tenant Credit Rating & Lease Distribution	31
Company Information	8	Industry Diversification	32
Research Coverage	9	Geographic Diversification	33
Portfolio Statistics & Key Performance Indicators	10	Geographic Diversification by Location Type	34

Financials		Portfolio Information
Consolidated Balance Sheets	12	Portfolio Detail	35
Consolidated Statements of Income	13	Property Investment Activity and Land Holdings	37
Funds From Operations & Adjusted Funds From Operations	15
Same Store Net Operating Income	16	Supporting Information
Debt Summary	19	Definitions	38
Debt Detail	20	Non-GAAP Reconciliations	39
Debt Covenants & Ratios	21

Operational & Leasing Information
Leased Percentage	22
Rental Rate Roll Up / Roll Down	23
Contractual Tenant Improvements & Leasing Commissions	24
Net Effective Rents	25
Leases Yet to Commence and Abatements	26
Lease Expiration Schedule	27
Quarterly Lease Expirations	28
Annual Lease Expirations	29

Notice to Readers:
Please refer to page 3 for a discussion of important risks related to the business of Piedmont Realty TrustTM, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 38. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, NAREIT FFO, Core FFO and Core FFO per diluted share for the year ending December 31, 2025. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:

•Economic, regulatory, socio-economic, technological (e.g. artificial intelligence and machine learning, virtual meeting platforms, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•Reduced demand for office space, including as a result of remote working and flexible or “hybrid” working arrangements that allow work from remote locations other than an employer’s office premises;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as fluctuating interest rates, costs of construction, improvements and redevelopments, and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties, vendors, or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws, regulations and policies, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, government layoffs or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange on which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. ("Piedmont OP") or the credit ratings of our or Piedmont OP's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with adverse U.S. global and economic conditions, inflation and potential increases in the rate of inflation, including the impact of a possible recession, uncertainty and volatility in financial markets, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures; and
•Other factors, including the risk factor described in Item 1A. of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as well as the risk factors discussed under Item 1A. or our Annual Report on Form 10-K for the year ended December 31, 2024.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Piedmont Realty TrustTM
Earnings Release

Piedmont Realty Trust Reports Fourth Quarter and Annual 2025 Results

ATLANTA, February 11, 2026 — Piedmont Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter and year ended December 31, 2025.
Brent Smith, Piedmont's President and Chief Executive Officer, commented, "2025 was a phenomenal year for Piedmont from a leasing perspective - our highest volume in a decade. As the year progressed, we experienced accelerating demand across all our markets as our renovated buildings and customer-centric placemaking mindset resonated with clients. This demand increased the leased percentage of our in-service portfolio by 1.2% during the year and pushed rental rates across our Sunbelt markets to record highs.The success we achieved in 2025 is the culmination of the team’s hard work to transform the portfolio to meet customers' need for modernized, well-located, amenity rich, collaborative workspaces. Over the last five years, Piedmont has leased approximately 75% of our portfolio, or 11.6 million square feet– an incredible accomplishment by the team and a testament to the Piedmont placemaking strategy that we apply to all our buildings."

Highlights for the Three Months and Year Ended December 31, 2025:

Financial Results:

	Three Months Ended		Year Ended
(in 000s other than per share amounts)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net loss applicable to Piedmont	$(43,246)	$(29,978)	$(83,620)	$(79,069)
Net loss per share applicable to common stockholders - basic and diluted	$(0.35)	$(0.24)	$(0.67)	$(0.64)
Gain/(loss) on sale of real estate assets	$—	$—	$2,013	$(445)
Loss on early extinguishment of debt	$29,788	$—	$37,788	$386
Impairment charges	$—	$15,400	$—	$33,832
Executive separation costs	$—	$4,831	$—	$4,831
Interest expense, net of interest income	$32,368	$30,100	$127,480	$119,243
NAREIT Funds From Operations ("FFO") applicable to common stock	$14,417	$41,605	$139,947	$180,350
Core FFO applicable to common stock	$44,205	$46,436	$177,735	$185,567
NAREIT FFO per diluted share	$0.11	$0.33	$1.11	$1.44
Core FFO per diluted share	$0.35	$0.37	$1.41	$1.49
Adjusted FFO applicable to common stock	$18,709	$24,576	$84,943	$96,906
Same Store NOI - cash basis	2.2%		0.2%
Same Store NOI - accrual basis	(0.6)%		1.8%

•Piedmont recognized a net loss of $43.2 million, or $0.35 per diluted share, for the fourth quarter of 2025, as compared to a net loss of $30.0 million, or $0.24 per diluted share, for the fourth quarter of 2024. Both periods reflect elevated interest expense, net of interest income, as a result of refinancing activity completed over the past two years in a higher interest rate environment. Additionally, the fourth quarter of 2025 includes a $29.8 million loss on early extinguishment of debt, and the fourth quarter of 2024 includes $15.4 million of impairment charges and $4.8 million of executive separation costs.
•Core FFO, which removes gain/loss on sale of real estate assets, impairment charges, loss on early extinguishment of debt and executive separation costs, as well as depreciation and amortization, was $0.35 per diluted share for the fourth quarter of 2025, as compared to $0.37 per diluted share for the fourth quarter of 2024 with the decrease attributable to higher interest expense and the sale of two projects during the year ended December 31, 2025.

•During the three months ended December 31, 2025, Same Store NOI increased by 2.2% and decreased by 0.6% on a cash and accrual basis, respectively, as the commencement or burn off of abatements on new leases outweighed expiring leases.

Leasing:

	Three Months Ended	Year Ended
	December 31, 2025	December 31, 2025
# of lease transactions	60	249
Total leasing sf (in 000s)	679	2,478
New tenant leasing sf (in 000s)	466	1,664
Cash rent roll up	11.9%	10.1%
Accrual rent roll up	20.5%	19.1%
Leased percentage as of period end	89.6%
•The Company completed approximately 679,000 square feet of leasing during the fourth quarter, bringing year to date leasing to approximately 2.5 million square feet, the most leasing completed on an annual basis since 2015.
•Approximately two-thirds of the Company’s 2025 leasing related to new tenants, and almost half related to previously vacant space, equating to approximately 1.5 million square feet of new tenancy that will take occupancy by the end of 2026.
•The average size lease executed during the fourth quarter was approximately 11,300 square feet and the weighted average lease term was approximately seven years.
•Rental rates on leases executed during the three months ended December 31, 2025 for space vacant one year or less increased approximately 11.9% and 20.5% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of December 31, 2025 was 89.6%, an increase of 120 bps as compared to 88.4 % as of December 31, 2024.
•The Company's leased percentage for its out-of-service portfolio, comprised of two projects in Minneapolis and one in Orlando that have recently undergone extensive redevelopment, was 62.4% leased as of December 31, 2025, as compared to essentially vacant as of December 31, 2024.
•As of December 31, 2025, the Company had approximately 1.1 million square feet of executed leases for vacant space that are yet to commence representing approximately $46 million of future additional annual cash rents, and approximately 0.8 million square feet of executed leases currently under rental abatement, representing approximately $22 million of future additional annual cash rents.
•Leases representing over 200,000 square feet have already been executed thus far in the first quarter of 2026 with over 600,000 square feet in the legal stage.

Balance Sheet:

(in 000s except for ratios)	December 31, 2025	December 31, 2024
Cash and Cash Equivalents	$731	$109,637
Total Real Estate Assets	$3,421,709	$3,461,239
Total Assets	$4,031,354	$4,114,651
Total Debt	$2,224,712	$2,222,346
Weighted Average Cost of Debt	5.58%	6.01%
Net Principal Amount of Debt / Total Gross Assets less Cash and Cash Equivalents	40.2%	39.2%
Average Net Debt to Core EBITDA (ttm)	7.2 x	6.8 x

•During the three months ended December 31, 2025, the Company issued $400 million in aggregate principal amount of 5.625% Senior Notes due 2033 (the "Notes") and used the net proceeds from the Notes to repurchase $245.2 million in principal amount of its 9.25% senior notes due 2028. The remaining proceeds from the Notes were used to pay down the outstanding balance on the Company's $600 million revolving line of credit.

•As of December 31, 2025, the Company had approximately $553 million of capacity on its revolving line of credit and no debt maturity requirements until 2028.

Corporate Responsibility and Operations:

•As of December 31, 2025, approximately 83% and 74% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 63% of its portfolio was certified LEED gold.

Guidance for 2026:

The Company is introducing initial guidance for the year ending December 31, 2026, as follows:

(in millions, except per share data)	Low	High
Net loss	$(48)	$(44)
Add:
Depreciation	181	183
Amortization	53	55
NAREIT and Core FFO applicable to common stock	$186	$194

NAREIT and Core FFO applicable to common stock per diluted share	$1.47	$1.53

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:

Property Operation Assumptions:

•Executed leasing for the year of approximately 1.7 to 2.0 million square feet resulting in an increase in the anticipated year-end leased percentage for the Company's in-service portfolio to approximately 89.5% to 90.5%, exclusive of any speculative acquisition or disposition activity;

•Stabilization of the Company's out of service assets, resulting in an approximately 85-90% year-end leased percentage for the out of service portfolio and the placement of these assets back into the in-service population around the end of 2026;

•Same Store NOI increase of 3% to 6% on both a cash and accrual basis for the year;

Financing Assumptions:

•Interest expense (net of interest income) of approximately $125-$127 million, reflecting lower interest expense as a result of the refinancing activity completed in late 2025, partially offset by lower capitalized interest as various redevelopment projects conclude;

Other Assumptions:

•General and administrative expense of approximately $31-$33 million; and

•Weighted average shares outstanding of approximately 126-127 million.

No speculative acquisitions, dispositions, or refinancing are included in the above guidance. The Company will adjust guidance if such transactions occur.

Below is a roll forward of 2025 Actual Core FFO per diluted share to the Company's 2026 Guidance Range, given the assumptions listed above:

	Low	High
2025 Annual Core FFO (actual)	$1.41	$1.41
Increase in property net operating income	0.08	$0.13
Decrease in net operating income due to 2025 dispositions	(0.01)	(0.01)
Decrease in interest expense	0.01	0.02
Increase in general and administrative costs	(0.01)	(0.01)
	$1.48	$1.54
Dilution due to increase in weighted average shares outstanding	(0.01)	(0.01)

2026 Annual Core FFO Guidance Range	$1.47	$1.53

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward-Looking Statements" above.
Conference Call Information:

Piedmont has scheduled a conference call and an audio webcast for Thursday, February 12, 2026, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at https://investor.piedmontreit.com/news-and-events/event-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 518115. A replay of the conference call will be available through February 26 2026, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 53481. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review fourth quarter and annual 2025 performance, discuss recent events, and conduct a question-and-answer period.

Piedmont Realty TrustTM
Company Information

Piedmont Realty TrustTM (NYSE: PDM), also referred to herein as "Piedmont" or the "Company", is a fully integrated, self-managed real estate company focused on delivering an exceptional office environment. As an owner, manager, developer and operator of 16 million square feet of Class A properties across major U.S. Sunbelt markets, Piedmont is known for its hospitality-driven approach and commitment to transforming buildings into premier "Piedmont PLACEs" that enhance each client's workplace experience. The Company is headquartered in Atlanta, Georgia with local management offices in each of its markets. The Company's senior unsecured notes are investment-grade rated by Moody's, Standard & Poor's and Fitch Ratings.
For more information, please visit www.piedmontreit.com.

Executive Management

Brent Smith	Sherry Rexroad	Laura Moon	George Wells	Alex Valente
President, Chief Executive Officer	Chief Financial Officer	Chief Accounting Officer	Co-Chief Operating Officer	Co-Chief Operating Officer
and Director	and Executive Vice President	and Executive Vice President	and Executive Vice President	and Executive Vice President

Kevin Fossum	Christopher Kollme	Damian Miller	Pierre Dait	Wade Grace
Executive Vice President,	Executive Vice President,	Executive Vice President,	Senior Vice President,	Senior Vice President,
Property Management	Investments	Central Region	Risk Management	Controller

Jennifer Heneisen	Lisa Tyler
Senior Vice President,	Senior Vice President,
Financial Planning & Analysis	Human Resources

Board of Directors

Kelly H. Barrett	Dale H. Taysom	Glenn G. Cohen	Jeffrey J. Donnelly	Deneen L. Donnley
Chair of the Board	Vice Chair of the Board	Chair of the Compensation	Director	Director
Chair of the Audit Committee		Committee

Mary Hager	Barbara B. Lang	Stephen E. Lewis	Brent Smith
Director	Chair of the Nominating &	Director	President, Chief Executive Officer
	Corporate Governance		and Director
Committee

Contact Information
Corporate Headquarters	Research Analysts / Institutional Investors	Shareholder Services / Transfer Agent Services	Corporate Counsel

5565 Glenridge Connector, Suite 450	770.418.8592	Computershare, Inc.	King & Spalding
Atlanta, Georgia 30342	investor.relations@piedmontreit.com	866.354.3485	1180 Peachtree Street, NE
770.418.8800		investor.services@piedmontreit.com	Atlanta, GA 30309
www.piedmontreit.com			404.572.4600

Piedmont Realty TrustTM
Research Coverage

Equity Research Coverage
Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue, 32nd Floor	777 East Wisconsin Avenue	50 Hudson Yards, 69th Floor
Newport Beach, CA 92660	New York, NY 10179	Milwaukee, WI 53202	New York, NY 10001
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage
Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Credit Ratings
Issuer Credit Ratings:	Senior Unsecured Notes Ratings:
Baa3 (Moody's)	Baa3 (Moody's)
BB+ (Standard & Poor's)	BBB- (Standard & Poor's)
BBB- (Fitch)	BBB- (Fitch)

Piedmont Realty TrustTM
Portfolio Statistics & Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 38 and reconciliations are provided beginning on page 39.

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Portfolio Statistics:
Number of in-service projects (1)	29	29	29	30	30
Rentable in-service square footage (1)	14,921	14,918	14,923	15,241	15,323
Leased percentage (2)	89.6%	89.2%	88.7%	88.1%	88.4%
Commenced leased percentage	84.8%	85.4%	85.0%	85.2%	85.5%
Economic leased percentage (3)	81.6%	79.4%	78.7%	77.5%	80.7%

Leasing Activity:
Total square feet leased during the period	679	724	712	363	433
Square feet (new) leased during the period	466	551	468	179	94
Square feet (renewal) leased during the period	213	173	243	184	339
Rental rate roll up / roll down - accrual rents	20.5%	20.2%	13.6%	18.6%	14.7%
Rental rate roll up / roll down - cash rents	11.9%	8.6%	7.3%	10.3%	11.5%
Net effective rent per square foot after capex and opex	$21.10	$21.26	$20.78	$24.29	$22.65

Financial Results:
Total revenues	$142,853	$139,163	$140,292	$142,686	$143,231
Net income (loss) applicable to Piedmont	-$43,246	-$13,462	-$16,808	-$10,104	-$29,978
Net income (loss) per share applicable to common stockholders - diluted	-$0.35	-$0.11	-$0.14	-$0.08	-$0.24
Core EBITDA	$76,982	$75,826	$76,856	$77,605	$78,455
Core FFO applicable to common stock	$44,205	$43,485	$44,512	$45,533	$46,436
Core FFO per share - diluted	$0.35	$0.35	$0.36	$0.36	$0.37
AFFO applicable to common stock	$18,709	$26,504	$16,241	$23,489	$24,576
Same store net operating income - accrual basis (4)	-0.6%	3.2%	1.7%	3.2%	2.5%
Same store net operating income - cash basis (4)	2.2%	2.8%	-2.0%	-2.0%	0.9%

Balance Sheet and Capitalization Information:
Weighted average shares outstanding - diluted (WASO)	126,712	126,007	125,178	125,177	125,614
Shares of common stock issued and outstanding at period end	124,519	124,504	124,492	124,408	124,083
Closing price of common stock at period end	$8.34	$9.00	$7.29	$7.37	$9.15
Gross regular dividends (5)	—	—	—	$15,536	$15,500
Regular dividends per share	—	—	—	$0.125	$0.125
Total debt - GAAP	$2,224,712	$2,193,324	$2,177,752	$2,186,231	$2,222,346
Total principal amount of debt outstanding	$2,248,080	$2,213,196	$2,199,101	$2,209,536	$2,242,423
Total net principal amount of debt outstanding (6)	$2,244,289	$2,205,061	$2,191,286	$2,202,902	$2,128,541
Total gross real estate assets	$4,774,133	$4,740,790	$4,685,403	$4,709,785	$4,688,113
Equity market capitalization (7)	$1,038,491	$1,120,536	$907,547	$916,887	$1,135,360
Total market capitalization (7)	$3,286,571	$3,333,732	$3,106,648	$3,126,423	$3,377,783

Piedmont Office Realty Trust, Inc.
Portfolio Statistics & Key Performance Indicators (continued)
Unaudited (in thousands except for per share data and ratios)

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Ratios for Debt Holders
Core EBITDA to total revenues	53.9%	54.5%	54.8%	54.4%	54.8%
Net principal amount of debt / Total gross assets less cash and cash equivalents (8)	40.2%	40.0%	40.3%	40.3%	39.2%
Average net principal amount of debt to Core EBITDA - trailing twelve months (9)	7.2 x	7.1 x	6.9 x	6.9 x	6.8 x
Fixed charge coverage ratio (10)	2.2 x	2.1 x	2.1 x	2.2 x	2.2 x

(1)
As of December 31, 2025, the Company's in-service office portfolio excluded three projects currently held out of service for redevelopment, totaling 790,000 square feet. Additional information on these projects can be found on page 36.

(2)	Refer to page 22 for detailed analysis on the Company's leased percentage.
(3)	Excludes the square footage associated with tenants currently in rental abatement periods.
(4)
Refer to the three pages starting with page 16 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(5)	Reflects dividends paid in the quarter in which the record date occurred.
(6)	Defined as the total principal amount of debt outstanding, minus cash and restricted cash and escrows, all as of the end of the period.
(7)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(8)	Metric shown on a net debt basis to account for certain periods presented that had elevated balances of cash and restricted cash and escrows to be used primarily for debt retirement in a future period.
(9)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and restricted cash and escrows during the trailing twelve month period.
(10)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024.
The Company recorded capitalized interest of $1.6 million for the quarter ended December 31, 2025, $2.9 million for the quarter ended September 30, 2025, $3.2 million for the quarter ended June 30, 2025, $3.3 million for the quarter ended March 31, 2025, and $3.7 million for the quarter ended December 31, 2024.

Piedmont Realty TrustTM
Consolidated Balance Sheets
Unaudited (in thousands)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Assets:
Real estate assets, at cost:
Land	$545,102	$545,102	$545,101	$550,724	$552,744
Buildings and improvements	4,066,269	4,018,671	3,911,368	3,918,373	3,894,804
Buildings and improvements, accumulated depreciation	(1,278,600)	(1,238,031)	(1,199,698)	(1,183,585)	(1,150,892)
Intangible lease assets	118,195	119,734	120,726	133,266	136,461
Intangible lease assets, accumulated amortization	(73,824)	(71,501)	(68,474)	(77,090)	(75,982)
Construction in progress	44,567	57,283	108,208	107,422	104,104
Total real estate assets	3,421,709	3,431,258	3,417,231	3,449,110	3,461,239
Cash and cash equivalents	731	2,990	3,314	2,911	109,637
Tenant receivables	6,155	5,729	4,386	7,026	5,524
Straight-line rent receivables	214,285	211,591	207,025	201,228	193,783
Restricted cash and escrows	3,060	5,145	4,501	3,723	4,245
Prepaid expenses and other assets	20,857	27,598	29,802	29,075	25,792
Goodwill	53,491	53,491	53,491	53,491	53,491
Interest rate swaps	—	—	72	27	671
Deferred lease costs, gross	520,221	473,597	458,839	465,584	464,419
Deferred lease costs, accumulated amortization	(209,155)	(207,671)	(198,398)	(208,218)	(204,150)
Total assets	$4,031,354	$4,003,728	$3,980,263	$4,003,957	$4,114,651
Liabilities:
Unsecured debt, net of discount	$2,035,890	$2,003,588	$1,987,111	$1,994,695	$2,029,923
Secured debt	188,822	189,736	190,641	191,536	192,423
Accounts payable, accrued expenses and accrued capital expenditures	172,880	135,220	131,104	119,994	164,346
Deferred income	112,124	111,174	94,529	104,988	107,030
Intangible lease liabilities, less accumulated amortization	24,824	26,788	28,752	30,720	32,794
Interest rate swaps	111	175	116	293	8
Total liabilities	2,534,651	2,466,681	2,432,253	2,442,226	2,526,524
Stockholders' equity:
Common stock	1,245	1,245	1,245	1,244	1,241
Additional paid in capital	3,730,273	3,727,914	3,725,769	3,723,373	3,723,680
Cumulative distributions in excess of earnings	(2,227,350)	(2,184,104)	(2,170,642)	(2,153,834)	(2,128,194)
Accumulated other comprehensive loss	(8,967)	(9,517)	(9,873)	(10,575)	(10,123)
Piedmont stockholders' equity	1,495,201	1,535,538	1,546,499	1,560,208	1,586,604
Non-controlling interest	1,502	1,509	1,511	1,523	1,523
Total stockholders' equity	1,496,703	1,537,047	1,548,010	1,561,731	1,588,127
Total liabilities and stockholders' equity	$4,031,354	$4,003,728	$3,980,263	$4,003,957	$4,114,651

Piedmont Realty TrustTM
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Revenues: (1)
Rental revenue	$111,994	$110,748	$111,130	$111,776	$111,169
Tenant reimbursements	22,943	22,282	22,824	24,288	24,312
Property management fee revenue	71	115	81	81	203
Other property related income	7,845	6,018	6,257	6,541	7,547
	142,853	139,163	140,292	142,686	143,231
Expenses:
Property operating costs	58,460	55,890	55,610	57,914	58,605
Depreciation	42,862	42,127	40,646	40,893	40,150
Amortization	15,166	15,188	14,785	15,421	16,422
Impairment charges	—	—	—	—	15,400
General and administrative (2)	7,457	7,607	7,960	7,563	12,650
	123,945	120,812	119,001	121,791	143,227
Other income (expense):
Interest expense	(32,406)	(31,968)	(31,954)	(31,677)	(31,629)
Other income (3)	46	160	133	395	1,648
Loss on early extinguishment of debt (4)	(29,788)	—	(7,500)	(500)	—
Gain on sale of real estate assets	—	—	1,224	789	—
Net loss	(43,240)	(13,457)	(16,806)	(10,098)	(29,977)
Less: Net income applicable to noncontrolling interest	(6)	(5)	(2)	(6)	(1)
Net loss applicable to Piedmont	$(43,246)	$(13,462)	$(16,808)	$(10,104)	$(29,978)
Weighted average common shares outstanding - basic and diluted (5)	124,519	124,502	124,459	124,258	124,001
Net loss per share applicable to common stockholders - basic and diluted	$(0.35)	$(0.11)	$(0.14)	$(0.08)	$(0.24)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	General and administrative expense for the three months ended December 31, 2024 included $4.8 million in executive separation costs.
(3)	Includes interest income (in thousands) of $38, $60, $31, $395, and $1,528 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.
(4)	The loss on early extinguishment of debt recorded in the three months ended December 31, 2025 is related to the repurchase of $245.2 million in principal amount of the 9.25% senior notes due 2028.
(5)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Realty TrustTM
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2025	12/31/2024	Change ($)	Change (%)	12/31/2025	12/31/2024	Change ($)	Change (%)
Revenues: (1)
Rental revenue	$111,994	$111,169	$825	0.7%	$445,648	$445,456	$192	—%
Tenant reimbursements	22,943	24,312	(1,369)	(5.6)%	92,337	98,608	(6,271)	(6.4)%
Property management fee revenue	71	203	(132)	(65.0)%	348	1,738	(1,390)	(80.0)%
Other property related income	7,845	7,547	298	3.9%	26,661	24,522	2,139	8.7%
	142,853	143,231	(378)	(0.3)%	564,994	570,324	(5,330)	(0.9)%
Expenses:
Property operating costs	58,460	58,605	145	0.2%	227,874	234,124	6,250	2.7%
Depreciation	42,862	40,150	(2,712)	(6.8)%	166,528	156,833	(9,695)	(6.2)%
Amortization	15,166	16,422	1,256	7.6%	60,560	69,706	9,146	13.1%
Impairment charges	—	15,400	15,400	100.0%	—	33,832	33,832	100.0%
General and administrative (2)	7,457	12,650	5,193	41.1%	30,587	35,423	4,836	13.7%
	123,945	143,227	19,282	13.5%	485,549	529,918	44,369	8.4%
Other income (expense):
Interest expense	(32,406)	(31,629)	(777)	(2.5)%	(128,005)	(122,984)	(5,021)	(4.1)%
Other income	46	1,648	(1,602)	(97.2)%	734	4,345	(3,611)	(83.1)%
Loss on early extinguishment of debt (3)	(29,788)	—	(29,788)	—%	(37,788)	(386)	(37,402)	(9,689.6)%
Gain / (loss) on sale of real estate assets	—	—	—	—%	2,013	(445)	2,458	552.4%
Net loss	(43,240)	(29,977)	(13,263)	(44.2)%	(83,601)	(79,064)	(4,537)	(5.7)%
Less: Net income applicable to noncontrolling interest	(6)	(1)	(5)	(500.0)%	(19)	(5)	(14)	(280.0)%
Net loss applicable to Piedmont	$(43,246)	$(29,978)	$(13,268)	(44.3)%	$(83,620)	$(79,069)	$(4,551)	(5.8)%
Weighted average common shares outstanding - basic and diluted (4)	124,519	124,001			124,435	123,939
Net loss per share applicable to common stockholders - basic and diluted	$(0.35)	$(0.24)			$(0.67)	$(0.64)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	General and administrative expense for the three months ended December 31, 2024 included $4.8 million in executive separation costs.
(3)	The loss on early extinguishment of debt recorded in the three months ended December 31, 2025 is related to the repurchase of $245.2 million in principal amount of the 9.25% senior notes due 2028.
(4)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Realty TrustTM
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024

GAAP net loss applicable to common stock	$(43,246)	$(29,978)	$(83,620)	$(79,069)
Depreciation of real estate assets	42,497	39,769	165,035	155,468
Amortization of lease-related costs	15,166	16,414	60,545	69,674
Impairment charges	—	15,400	—	33,832
(Gain) / loss on sale of real estate assets	—	—	(2,013)	445
NAREIT Funds From Operations applicable to common stock	14,417	41,605	139,947	180,350
Adjustments:
Executive separation costs	—	4,831	—	4,831
Loss on early extinguishment of debt (1)	29,788	—	37,788	386
Core Funds From Operations applicable to common stock	44,205	46,436	177,735	185,567
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,598	1,463	6,189	5,142
Depreciation of non-real estate assets	365	370	1,471	1,320
Straight-line effects of lease revenue	(4,305)	(5,996)	(29,192)	(21,566)
Stock-based compensation adjustments	2,437	1,392	7,391	6,632
Amortization of lease-related intangibles	(1,959)	(2,351)	(7,937)	(10,019)
Non-incremental capital expenditures (2)
Base Building Costs	(3,695)	(5,535)	(22,462)	(31,506)
Tenant Improvement Costs	(11,887)	(4,493)	(25,901)	(11,072)
Leasing Commission Costs	(8,050)	(6,710)	(22,351)	(27,592)
Adjusted Funds From Operations applicable to common stock	$18,709	$24,576	$84,943	$96,906

Weighted average common shares outstanding - diluted (3)	126,712	125,614	126,139	124,926

NAREIT Funds From Operations per share (diluted)	$0.11	$0.33	$1.11	$1.44
Core Funds From Operations per share (diluted)	$0.35	$0.37	$1.41	$1.49

(1)
Piedmont repurchased approximately $245.2 million and approximately $67.5 million of the principal amount of the 9.25% senior notes due 2028 during the three months ended December 31, 2025 and the three months ended June 30, 2025, respectively. The premium paid to repurchase the debt, as well as the write-off of the pro-rata share of unamortized debt issuance costs, resulted in the recognition of loss on early extinguishment of debt, recorded in the respective periods.

(2)	Non-incremental capital expenditures are defined on page 38.
(3)	Includes potential share dilution using the treasury stock method. Such shares are not included when calculating net loss per share applicable to Piedmont as presented on the Consolidated Statements of Income, as they would reduce the loss per share presented.

Piedmont Realty TrustTM
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss applicable to Piedmont	$(43,246)	$(29,978)	$(83,620)	$(79,069)
Net income applicable to noncontrolling interest	6	1	19	5
Interest expense	32,406	31,629	128,005	122,984
Depreciation	42,862	40,139	166,506	156,787
Amortization	15,166	16,414	60,545	69,674
Depreciation and amortization attributable to noncontrolling interests	—	19	38	79
Impairment charges	—	15,400	—	33,832
(Gain) / loss on sale of real estate assets	—	—	(2,013)	445
EBITDAre	47,194	73,624	269,480	304,737
Executive separation costs	—	4,831	—	4,831
Loss on early extinguishment of debt	29,788	—	37,788	386
Core EBITDA	76,982	78,455	307,268	309,954
General and administrative expense	7,457	7,819	30,587	30,592
Management fee revenue (net)	(71)	(126)	(325)	(1,091)
Other income	62	(1,540)	(303)	(3,915)
Straight-line effects of lease revenue	(4,305)	(5,996)	(29,192)	(21,566)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	2	(4)	3
Amortization of lease-related intangibles	(1,960)	(2,351)	(7,937)	(10,019)
Property net operating income (cash basis)	78,165	76,263	300,094	303,958
Deduct net operating (income) loss from:
Acquisitions (1)	—	—	—	—
Dispositions (1)	(31)	(1,322)	(1,647)	(6,463)
Other investments (2)	(1,459)	92	(1,248)	(745)
Same store net operating income (cash basis)	$76,675	$75,033	$297,199	$296,750
Change period over period	2.2%	N/A	0.2%	N/A

(1)	Refer to page 37 for detailed information on recent acquisitions and dispositions.
(2)	Reflects three redevelopment projects currently held out-of-service and various land holdings. Refer to pages 36 and 37 for detailed information on these entities.

Piedmont Realty TrustTM
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss applicable to Piedmont	$(43,246)	$(29,978)	$(83,620)	$(79,069)
Net income applicable to noncontrolling interest	6	1	19	5
Interest expense	32,406	31,629	128,005	122,984
Depreciation	42,862	40,139	166,506	156,787
Amortization	15,166	16,414	60,545	69,674
Depreciation and amortization attributable to noncontrolling interests	—	19	38	79
Impairment charges	—	15,400	—	33,832
(Gain) / loss on sale of real estate assets	—	—	(2,013)	445
EBITDAre	47,194	73,624	269,480	304,737
Executive separation costs	—	4,831	—	4,831
Loss on early extinguishment of debt	29,788	—	37,788	386
Core EBITDA	76,982	78,455	307,268	309,954
General and administrative expense	7,457	7,819	30,587	30,592
Management fee revenue (net)	(71)	(126)	(325)	(1,091)
Other income	62	(1,540)	(303)	(3,915)
Property net operating income (accrual basis)	84,430	84,608	337,227	335,540
Deduct net operating (income) loss from:
Acquisitions (1)	—	—	—	—
Dispositions (1)	(32)	(1,210)	(1,756)	(6,398)
Other investments (2)	(1,600)	(67)	(1,637)	(1,197)
Same store net operating income (accrual basis)	$82,798	$83,331	$333,834	$327,945
Change period over period	(0.6)%	N/A	1.8%	N/A

(1)	Refer to page 37 for detailed information on recent acquisitions and dispositions.
(2)	Reflects three redevelopment projects currently held out-of-service and various land holdings. Refer to pages 36 and 37 for detailed information on these entities.

Piedmont Realty TrustTM
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2025	12/31/2024	Change ($)	Change (%)	12/31/2025	12/31/2024	Change ($)	Change (%)

Revenue
Cash rental income	$105,419	$100,976	$4,443	4.4%	$405,122	$401,291	$3,831	1.0%
Tenant reimbursements	22,894	24,305	(1,411)	(5.8)%	91,083	93,480	(2,397)	(2.6)%
Straight-line effects of lease revenue	4,164	5,947	(1,783)	(30.0)%	28,699	21,175	7,524	35.5%
Amortization of lease-related intangibles	1,959	2,351	(392)	(16.7)%	7,936	10,020	(2,084)	(20.8)%
Total rents	134,436	133,579	857	0.6%	532,840	525,966	6,874	1.3%

Other property related income	6,278	7,535	(1,257)	(16.7)%	24,993	24,918	75	0.3%
Total revenue	140,714	141,114	(400)	(0.3)%	557,833	550,884	6,949	1.3%

Property operating expense	58,024	57,891	(133)	(0.2)%	224,430	223,370	(1,060)	(0.5)%

Other income	108	108	—	—%	431	431	—	—%

Same store net operating income (accrual)	$82,798	$83,331	$(533)	(0.6)%	$333,834	$327,945	$5,889	1.8%

Less:
Straight-line effects of lease revenue	(4,164)	(5,947)	1,783	30.0%	(28,699)	(21,175)	(7,524)	(35.5)%
Amortization of lease-related intangibles	(1,959)	(2,351)	392	16.7%	(7,936)	(10,020)	2,084	20.8%
Same store net operating income (cash)	$76,675	$75,033	$1,642	2.2%	$297,199	$296,750	$449	0.2%

Piedmont Realty TrustTM
Debt Summary
As of December 31, 2025
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Fixed Rate	$2,201,080	5.60%	51.4 months
Floating Rate	47,000	4.92%	54.0 months
Total	$2,248,080	5.58%	51.5 months

Unsecured & Secured Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Unsecured	$2,059,258	5.72%	53.1 months
Secured	188,822	4.10%	33.0 months
Total	$2,248,080	5.58%	51.5 months

Debt Maturities (1)
Maturity Year	Secured Principal Outstanding	Unsecured Principal Outstanding	Weighted Average Interest Rate	Percentage of Total Debt

2026	$—	$—	—	—
2027	—	—	—	—
2028	188,822	612,258	6.47%	35.6%
2029	—	400,000	7.11%	17.8%
2030	—	347,000	4.04%	15.4%
2031	—	—	—	—
2032	—	300,000	2.78%	13.4%
2033	—	400,000	5.73%	17.8%
Total	$188,822	$2,059,258	5.58%	100.00%

(1)	For loans that provide extension options conditional upon proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected.

Piedmont Realty TrustTM
Debt Detail
As of December 31, 2025
Unaudited ($ in thousands)

Facility	Stated Rate (1)	Effective Rate (2)		Maturity Date (3)	Principal Outstanding (4)

Secured Debt
Fixed-Rate Mortgage (1180 Peachtree)	4.10%	4.10%	Fixed	10/1/2028	188,822
Secured Subtotal / Weighted Average Interest Rate		4.10%			$188,822

Unsecured Debt
$325 Million Unsecured 2024 Term Loan (5)	SOFR + 1.30%	5.38%	Fixed	1/29/2028	325,000
$600 Million Unsecured 2023 Senior Notes (6)	9.25%	9.25%	Fixed	7/20/2028	287,258
$400 Million Unsecured 2024 Senior Notes	6.88%	7.11%	Fixed	7/15/2029	400,000
$600 Million Unsecured Line of Credit (7)	SOFR + 1.05%	4.92%	Floating	6/30/2030	47,000
$300 Million Unsecured 2020 Senior Notes	3.15%	3.90%	Fixed	8/15/2030	300,000
$300 Million Unsecured 2021 Senior Notes	2.75%	2.78%	Fixed	4/1/2032	300,000
$400 Million Unsecured 2025 Senior Notes (8)	5.63%	5.73%	Fixed	1/15/2033	400,000
Unsecured Subtotal / Weighted Average Interest Rate		5.72%			$2,059,258

Total Debt - Principal Amount Outstanding / Weighted Average Interest Rate		5.58%			$2,248,080
GAAP Adjustments - Discounts and Unamortized Debt Issuance Costs					(23,368)
Total Debt - GAAP					$2,224,712

Less: Cash, cash equivalents, and restricted cash and escrows					3,791

Total Net Debt - Principal Amount Outstanding					$2,244,289

(1)	Stated rates for the unsecured term loan and the unsecured line of credit are comprised of the relevant SOFR selection and an additional spread based on Piedmont's current credit rating, as defined in the respective loan agreement.
(2)	Effective rates reflect the consideration of settled or in-place interest rate swap agreements and issuance discounts, where applicable.
(3)	For loans that provide extension options conditional upon proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected.
(4)	All outstanding debt at period end was interest-only with the exception of the amortizing fixed-rate mortgage.
(5)	The $325 million unsecured term loan has a stated variable interest rate; however, Piedmont has entered into multiple interest rate swap agreements which effectively fixes the entire facility through February 1, 2026. The loan has an initial maturity date of January 29, 2027 with two six-month extension options for a final maturity date of January 29, 2028; provided that Piedmont is not then in default and upon payment of extension fees.
(6)
Piedmont repurchased a portion of its outstanding $600 Million Unsecured 2023 Senior Notes during 2025. Approximately $67.5 million was repurchased during the second quarter, using availability on the line of credit and cash on hand. Approximately $245.2 million was repurchased in the fourth quarter, using proceeds from a new $400 million unsecured senior note issuance completed during the quarter.

(7)
Piedmont may select from multiple interest rate options with each draw under the revolving credit facility, including the prime rate and various SOFR selections. The facility has an initial maturity date of June 30, 2028 with two one-year extension options for a final maturity date of June 30, 2030; provided that Piedmont is not then in default and upon payment of extension fees.

(8)	During the fourth quarter of 2025, Piedmont issued $400 million of 5.625% senior notes due in 2033 at 99.364% of the principal amount.

Piedmont Realty TrustTM
Debt Covenants & Ratios for Debt Holders
As of December 31, 2025
Unaudited

			Three Months Ended
Bank Debt Covenant Compliance (1)	Required	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Maximum leverage ratio	0.60	0.46	0.48	0.47	0.48	0.44
Minimum fixed charge coverage ratio (2)	1.50	2.16	2.15	2.15	2.21	2.24
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.18	2.12	2.13	2.12	2.31
Minimum unencumbered interest coverage ratio (3)	1.75	2.22	2.19	2.17	2.22	2.30

			Three Months Ended
Bond Covenant Compliance (4)	Required	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024

Total debt to total assets	60% or less	47.0%	46.5%	46.8%	46.8%	46.6%
Secured debt to total assets	40% or less	3.9%	4.0%	4.1%	4.1%	4.0%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	2.51	2.53	2.53	2.58	2.57
Unencumbered assets to unsecured debt	150% or greater	210%	213%	212%	212%	213%

Other Debt Coverage Ratios for Debt Holders	As of	As of
(trailing twelve months)	December 31, 2025	December 31, 2024

Average net principal amount of debt to Core EBITDA (5)	7.2 x	6.8 x
Fixed charge coverage ratio (6)	2.2 x	2.2 x
Interest coverage ratio (7)	2.2 x	2.3 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, the Fourth Supplemental Indenture dated July 20, 2023, the Fifth Supplemental Indenture dated June 25, 2024, and the Sixth Supplemental Indenture dated November 20, 2025 for defined terms and detailed information about the calculations.

(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and restricted cash and escrows during the trailing twelve month period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024.
The Company recorded capitalized interest of $1.6 million for the quarter ended December 31, 2025, $2.9 million for the quarter ended September 30, 2025, $3.2 million for the quarter ended June 30, 2025, $3.3 million for the quarter ended March 31, 2025, and $3.7 million for the quarter ended December 31, 2024.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company recorded capitalized interest of $1.6 million for the quarter ended December 31, 2025, $2.9 million for the quarter ended September 30, 2025, $3.2 million for the quarter ended June 30, 2025, $3.3 million for the quarter ended March 31, 2025, and $3.7 million for the quarter ended December 31, 2024.

Piedmont Realty TrustTM
Leased Percentage
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2025			December 31, 2024
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
In-Service Leased - beginning of period	13,304	14,918	89.2%	13,620	15,335	88.8%
Total leasing executed during period	679			433
Less: Lease renewals signed during period	(214)			(339)
Less: New leases signed during period for currently occupied space	(168)			(3)
Less: New leases signed during period for current out of service space	(70)			—
Less: Leases expired during period and other	(168)	3		(173)	(12)
Subtotal	13,363	14,921	89.6%	13,538	15,323	88.4%
Acquisitions / (dispositions) (2)	—	—		—	—
Assets placed in service / (taken out of service) (3)	—	—		—	—
In-Service Leased - end of period	13,363	14,921	89.6%	13,538	15,323	88.4%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2025			December 31, 2024
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
In-Service Leased - beginning of period	13,538	15,323	88.4%	14,426	16,563	87.1%
Total leasing executed during period	2,478			2,431
Less: Lease renewals signed during period	(814)			(1,400)
Less: New leases signed during period for currently occupied space	(370)			(267)
Less: New leases signed during period for current out of service space	(431)			(32)
Less: Leases expired during period and other	(675)	25		(1,187)	(12)
Subtotal	13,726	15,348	89.4%	13,971	16,551	84.4%
Acquisitions / (dispositions) (2)	(363)	(427)		(403)	(572)
Assets placed in service / (taken out of service) (3)	—	—		(30)	(656)
In-Service Leased - end of period	13,363	14,921	89.6%	13,538	15,323	88.4%

Same Store Analysis
Less: Acquisitions and (dispositions) after December 31, 2024 (2)	—	—	—%	(367)	(427)	85.9%
Less: Change in out of service assets after December 31, 2024 (3)	—	—	—%	—	—	—%
Same Store Leased Percentage - end of period	13,363	14,921	89.6%	13,171	14,896	88.4%

(1)	Calculated as the square footage of commenced leases plus the square footage of uncommenced leases for spaces vacant as of period end, divided by total rentable in-service square footage at period end.
(2)	Refer to page 37 for detailed information on recent acquisitions and dispositions.
(3)	Refer to page 36 for detailed information on assets placed out of service.

Piedmont Realty TrustTM
Rental Rate Roll Up / Roll Down

	Three Months Ended
	December 31, 2025
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	402	59.2%	2.7%	11.9%	20.5%
Leases executed for spaces excluded from analysis (3)	277	40.8%

	Twelve Months Ended
	December 31, 2025
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	993	40.1%	6.7%	10.1%	19.1%
Leases executed for spaces excluded from analysis (3)	1,486	59.9%

(1)	Calculation compares the last twelve months of cash paying rents of the previous lease to the first twelve months of cash paying rents of the new lease.
(2)	Calculation compares the accrual basis rents of the previous lease to the accrual basis rents of the new leases. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(3)	Leases are excluded from the above analyses if: (1) the space has been vacant for more than one year, (2) the lease term is less than one year, (3) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement, or (4) the lease is associated with a recently acquired asset for which there is less than one year of operating history.

Piedmont Realty TrustTM
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025	For the Year Ended				2021 to 2025 (Weighted Average)
			2024 (2)	2023 (3)	2022	2021
Total Leasing Transactions
Square feet (1)	678,939	2,474,774	2,428,246	2,239,797	2,142,852	2,247,366	11,533,035
Tenant improvements per square foot per year of lease term	$3.53	$4.07	$3.70	$3.80	$3.22	$2.78	$3.57
Leasing commissions per square foot per year of lease term	$2.74	$2.77	$2.31	$2.21	$2.22	$1.67	$2.27
Total per square foot per year of lease term	$6.27	$6.84	$6.01	$6.01	$5.44	$4.45	$5.84
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.15	-$0.26	-$0.34	-$0.79	-$0.10	-$0.20	-$0.35

Adjusted total per square foot per year of lease term	$6.12	$6.58	$5.67	$5.22	$5.34	$4.25	$5.49

(1)	Excludes leasing transactions associated with storage and license spaces.
(2)	Tenant improvement and leasing commission amounts presented for the year ended December 31, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	Tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months of gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Realty TrustTM
Net Effective Rents

	Three Months Ended					Five Quarter
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	Average
Leasing activity included in net effective rent analysis (1)
Renewal leasing square footage (in 000s)	174	119	124	162	301	176
New tenant leasing square footage (in 000s)	436	539	455	169	93	338
Total leasing square footage (in 000s)	610	658	579	331	394	514

Renewal square footage (% of total)	28.5%	18.1%	21.4%	48.9%	76.4%	34.2%
New Lease square footage (% of total)	71.5%	81.9%	78.6%	51.1%	23.6%	65.8%
# of lease transactions	49	64	49	50	40	50

Net effective rents (2) (3)
Base rent (gross)	$43.41	$44.67	$45.62	$49.60	$45.58	$45.78
Rent concessions	(2.17)	(2.46)	(2.57)	(2.71)	(1.97)	(2.38)
GAAP Rent	$41.24	$42.21	$43.06	$46.89	$43.60	$43.40
Tenant improvements	(2.82)	(3.31)	(4.40)	(3.33)	(3.00)	(3.37)
Leasing commissions	(2.63)	(2.75)	(2.70)	(2.89)	(2.69)	(2.73)
Other concessions	—	(0.01)	—	(0.35)	(0.21)	(0.11)
Effective rent after capex	$35.79	$36.14	$35.95	$40.32	$37.70	$37.19
Expense stop	(14.69)	(14.88)	(15.17)	(16.03)	(15.05)	(15.16)
Effective rent after capex and opex	$21.10	$21.26	$20.78	$24.29	$22.65	$22.02

Weighted average lease term in years (weighted by square feet)	7.4	8.8	9.5	7.4	7.0	8.0

(1)	Leases are excluded from this analysis if: (1) the lease term is one year or less or (2) the lease is associated with non-office space (storage, retail or a management office). Total leased square footage in this analysis will not tie to the total reported leasing volume reported elsewhere in this supplemental report.
(2)	Based on the weighted average per rentable square footage over the lease term of each deal.
(3)	Excludes parking income due to the variable nature between markets and individual lease transactions.

Piedmont Realty TrustTM
Future Contractual Income Sources
As of December 31, 2025

Uncommenced Leases for Vacant Space (1)
1.1 million square feet representing $46.3 million in future annual rent
Major Leases (by Industry)	Project	Market	Square Feet Leased	Estimated Lease Commencement	New / Expansion
Food production and distribution	9320 Excelsior	Minneapolis	84,479	Q1 2026 (77,197 SF) & Q1 2029 (7,282 SF)	New
Global risk management	Galleria Towers	Dallas	92,977	Q2 2026	New
International data centers provider	Interlink at Las Colinas	Dallas	56,080	Q2 2026	New
Engineering, architecture and construction	Galleria Towers	Dallas	46,004	Q2 2026	New
Insurance and financial services	9320 Excelsior	Minneapolis	40,793	Q2 2026	New
Security hardware and software	The Medici	Atlanta	35,669	Q3 2026	New
Home service provider	Galleria on the Park	Atlanta	47,835	Q3 2026	New
Banking and financial services	Meridian	Minneapolis	44,977	Q4 2026	New
Accounting and business advisory	US Bancorp Center	Minneapolis	41,294	Q4 2026	New
Engineering and environmental consulting	Meridian	Minneapolis	85,267	Q4 2026	New

Leases Currently Under Abatement (1)
0.8 million square feet representing $21.8 million in future annual cash rent
Major Leases (by Industry)	Project	Market	Square Feet Abated	Lease Commencement	Lease Expiration	Remaining Abatement Schedule
Financial services	Crescent Ridge II	Minneapolis	32,326	Q4 2024	Q1 2041	October 2024 through March 2026
Construction materials supplier	Interlink at Las Colinas	Dallas	21,303	Q4 2024	Q4 2036	Mid-December 2024 through Mid-December 2025
Accounting and business advisory	US Bancorp Center	Minneapolis	40,622	Q4 2024	Q4 2037	January 2025 through December 2025
Commercial real estate	CNL Center	Orlando	31,833	Q2 2025 (26,372 sf) Q4 2025 (5,461 sf)	Q4 2037	October 2025 through December 2025 (31,833 SF); January 2026 through June 2026 (5,461 SF)
National legal services	Galleria Towers	Dallas	28,153	Q3 2025	Q1 2032	August 2025 through January 2026
Insurance and financial services	Galleria on the Park	Atlanta	46,939	Q3 2025	Q4 2036	September 2025 through August 2026
Global workforce management	CNL Center	Orlando	23,711	Q2 2012	Q1 2026	November 2025 through February 2026
Video game developer	The Exchange on Orange	Orlando	27,830	Q4 2025	Q2 2038	December 2025 through February 2026

(1)	Includes leasing activity for the total portfolio, including assets currently out of service.

Piedmont Realty TrustTM
Lease Expiration Schedule
As of December 31, 2025
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,558	10.4
2025 (2)	2,938	0.5	80	0.5
2026	55,048	9.5	1,308	8.8
2027	56,136	9.7	1,410	9.5
2028	50,769	8.8	1,244	8.4
2029	54,270	9.4	1,249	8.4
2030	58,690	10.2	1,359	9.1
2031	45,335	7.8	1,107	7.4
2032	40,110	6.9	929	6.2
2033	14,120	2.4	323	2.2
2034	50,978	8.8	1,288	8.6
2035	31,943	5.5	774	5.2
2036	26,720	4.6	660	4.4
2037	48,928	8.5	956	6.4
Thereafter	42,737	7.4	676	4.5
Total	$578,722	100.0	14,921	100.0

Average Lease Term Remaining
12/31/2025	6.0 years
12/31/2024	6.0 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of December 31, 2025, comprised of approximately 80,000 square feet and Annualized Lease Revenue of $2.9 million.

Piedmont Realty TrustTM
Lease Expirations by Quarter
As of December 31, 2025
(in thousands)

	Q1 2026 (1)		Q2 2026		Q3 2026		Q4 2026
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	46	$1,658	221	$9,200	51	$2,060	50	$1,754
Boston	—	—	2	102	6	44	2	105
Dallas	59	2,331	240	8,587	43	1,498	91	3,557
Minneapolis	1	18	9	404	3	148	7	257
New York	2	91	313	16,619	—	—	—	—
Orlando	18	542	20	678	56	2,229	39	1,402
Northern Virginia / Washington, D.C.	6	282	—	16	62	3,231	41	2,207
Other	—	—	—	—	—	—	—	—
Total (3)	132	$4,922	805	$35,606	221	$9,210	230	$9,282

(1)
Includes leases with an expiration date of December 31, 2025, comprised of approximately 80,000 square feet and expiring lease revenue of $2.9 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Realty TrustTM
Lease Expirations by Year
As of December 31, 2025
(in thousands)

	12/31/2026 (1)		12/31/2027		12/31/2028		12/31/2029		12/31/2030
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	368	$14,672	639	$26,601	401	$17,188	384	$16,125	372	$13,961
Boston	10	251	44	2,398	8	419	204	8,838	243	9,482
Dallas	432	15,974	159	5,283	338	14,974	269	13,091	365	19,021
Minneapolis	20	827	216	7,559	69	2,465	58	2,257	122	4,565
New York	315	16,710	7	636	2	175	17	1,024	27	2,046
Orlando	134	4,850	299	11,232	89	3,362	246	9,319	159	6,289
Northern Virginia / Washington, D.C.	109	5,736	46	2,782	78	4,540	71	3,819	71	3,527
Other	—	—	—	5	259	8,364	—	6	—	—
Total (3)	1,388	$59,020	1,410	$56,496	1,244	$51,487	1,249	$54,479	1,359	$58,891

(1)
Includes leases with an expiration date of December 31, 2025, comprised of approximately 80,000 square feet and expiring lease revenue of $2.9 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 27 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Realty TrustTM
Tenant Diversification
As of December 31, 2025

Tenants Contributing 1% or More to Annualized Lease Revenue (1)
Tenant	Credit Rating (2) S&P / Moody's	Number of Properties	Lease Term Remaining (in years)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	11.7	$28,349	4.9	486	3.6
City of New York	AA / Aa2	1	0.4	16,619	2.9	313	2.3
US Bancorp	A / A3	1	8.4	15,408	2.7	435	3.3
Amazon	AA / A1	2	4.6	15,215	2.6	285	2.1
Microsoft	AAA / Aaa	2	5.5	14,473	2.5	355	2.7
King & Spalding	No Rating Available	1	5.3	13,438	2.3	268	2.0
Transocean	CCC+ / B3	1	10.3	12,315	2.1	301	2.2
Broadcom	A- / A3	1	1.6	9,761	1.7	206	1.5
Schlumberger Technology	A / A1	1	3.0	8,311	1.4	254	1.9
Gartner	BBB- / Baa3	2	8.5	8,205	1.4	207	1.5
Fiserv	BBB / Baa2	1	1.6	7,900	1.4	195	1.5
Salesforce.com	A+ / A1	1	3.6	7,803	1.3	182	1.4
Epsilon Data Management (subsidiary of Publicis)	BBB+ / Baa1	1	0.5	7,351	1.3	222	1.7
Eversheds Sutherland	No Rating Available	1	0.3	7,279	1.3	180	1.3
Travel + Leisure Co.	BB- / Ba3	1	14.8	5,702	1.0	182	1.4
Kimley-Horn and Associates, Inc	No Rating Available	2	12.1	5,574	1.0	129	1.0
Other			Various	395,019	68.2	9,163	68.6
Total				$578,722	100.0	13,363	100.0

(1)	Excludes leases executed at the out of service projects.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

Piedmont Realty TrustTM
Tenant Credit Rating & Lease Distribution
As of December 31, 2025

Tenant Credit Rating

Rating Level (1) S&P / Moody's	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$15,176	2.6
AA / Aa	80,357	13.9
A / A	68,549	11.8
BBB / Baa	50,152	8.7
BB / Ba	19,688	3.4
B / B	28,321	4.9
Below	379	0.1
Not rated (2)	316,100	54.6
Total	$578,722	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	329	33.4	$27,478	4.7	243	1.8
2,501 - 10,000 sf	392	39.8	85,406	14.8	2,048	15.3
10,001 - 20,000 sf	105	10.7	57,677	10.0	1,388	10.4
20,001 - 40,000 sf	85	8.7	92,870	16.0	2,278	17.1
40,001 - 100,000 sf	53	5.4	140,951	24.4	3,239	24.2
Greater than 100,000 sf	20	2.0	174,340	30.1	4,167	31.2
Total	984	100.0	$578,722	100.0	13,363	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Realty TrustTM
Industry Diversification
As of December 31, 2025
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue (ALR)	Revenue (%)	Footage	Square Footage (%)
Business Services	91	11.9	$90,270	15.6	2,205	16.5
Engineering, Accounting, Research, Management & Related Services	99	13.0	76,202	13.2	1,745	13.1
Legal Services	80	10.5	62,454	10.8	1,427	10.7
Governmental Entity (1)	5	0.7	50,906	8.8	917	6.9
Real Estate	49	6.4	30,203	5.2	847	6.3
Depository Institutions	18	2.4	24,233	4.2	639	4.8
Holding and Other Investment Offices	45	5.9	24,027	4.2	532	4.0
Oil and Gas Extraction	4	0.5	23,738	4.1	642	4.8
Miscellaneous Retail	8	1.0	17,038	2.9	334	2.5
Security & Commodity Brokers, Dealers, Exchanges & Services	55	7.2	16,035	2.8	389	2.9
Health Services	36	4.7	15,972	2.8	372	2.8
Insurance Agents, Brokers & Services	18	2.4	15,897	2.7	382	2.9
Automotive Repair, Services & Parking	9	1.2	15,297	2.6	8	0.1
Membership Organizations	21	2.8	12,655	2.2	246	1.8
Insurance Carriers	15	2.0	9,938	1.7	260	1.9
Other	210	27.4	93,857	16.2	2,418	18.0
Total	763	100.0	$578,722	100.0	13,363	100.0

(1)	Comprised of all levels of governmental entities, including federal (0.7% of ALR), state (4.9% of ALR), and city / local (3.2% of ALR).

Piedmont Realty TrustTM
Geographic Diversification
As of December 31, 2025
($ and square footage in thousands)

Location	Number of Projects	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	6	$185,462	32.0	4,731	31.7	4,465	94.4
Dallas	5	114,331	19.7	2,821	18.9	2,628	93.2
Orlando	4	67,671	11.7	1,754	11.8	1,656	94.4
Northern Virginia / Washington, D.C.	5	57,111	9.9	1,584	10.6	1,094	69.1
New York	1	54,946	9.5	1,047	7.0	971	92.7
Minneapolis	3	44,431	7.7	1,434	9.6	1,197	83.5
Boston	3	34,079	5.9	936	6.3	792	84.6
Other	2	20,691	3.6	614	4.1	560	91.2
Total / Weighted Average	29	$578,722	100.0	14,921	100.0	13,363	89.6

Piedmont Realty TrustTM
Geographic Diversification by Location Type
As of December 31, 2025
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.8	1,305	8.8	4	21.2	3,426	22.9	6	32.0	4,731	31.7
Dallas	—	—	—	—	5	19.7	2,821	18.9	5	19.7	2,821	18.9
Orlando	3	9.8	1,445	9.7	1	1.9	309	2.1	4	11.7	1,754	11.8
Northern Virginia / Washington, D.C.	2	4.6	687	4.6	3	5.3	897	6.0	5	9.9	1,584	10.6
New York	1	9.5	1,047	7.0	—	—	—	—	1	9.5	1,047	7.0
Minneapolis	1	4.5	930	6.2	2	3.2	504	3.4	3	7.7	1,434	9.6
Boston	—	—	—	—	3	5.9	936	6.3	3	5.9	936	6.3
Other	—	—	—	—	2	3.6	614	4.1	2	3.6	614	4.1
Total	9	39.2	5,414	36.3	20	60.8	9,507	63.7	29	100.0	14,921	100.0

Piedmont Realty TrustTM
Portfolio Detail
As of December 31, 2025
(in thousands)

In-Service Assets	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

Atlanta
999 Peachtree	✓	✓	✓	100.0%	1	627	92.7%	83.3%	79.9%	26,510
1180 Peachtree	✓	✓	✓	100.0%	1	678	96.9%	96.8%	95.9%	36,394
Galleria on the Park	✓	✓	✓	100.0%	5	2,178	95.0%	90.0%	84.8%	75,726
Glenridge Highlands One and Two	✓	✓	✓	100.0%	2	713	91.0%	91.0%	89.2%	24,955
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	98.4%	96.0%	91.2%	15,597
The Medici	✓		✓	100.0%	1	158	87.3%	58.2%	55.7%	6,280
Market Subtotal / Weighted Average					11	4,731	94.4%	89.7%	85.9%	185,462
Boston
5 Wall	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,806
Wayside Office Park	✓		✓	100.0%	2	473	92.0%	90.5%	89.9%	18,243
25 Mall	✓		✓	100.0%	1	281	62.3%	61.6%	60.5%	8,030
Market Subtotal / Weighted Average					4	936	84.6%	83.7%	83.0%	34,079
Dallas
Galleria Towers	✓	✓	✓	100.0%	3	1,397	93.4%	82.2%	79.4%	62,959
Park Place on Turtle Creek	✓		✓	100.0%	1	183	90.2%	79.2%	74.3%	8,651
6565 MacArthur	✓	✓	✓	100.0%	1	254	87.8%	87.8%	87.8%	8,370
Las Colinas Connection	✓		✓	100.0%	3	605	98.7%	94.9%	94.9%	21,791
The Interlink at Las Colinas	✓		✓	100.0%	2	382	88.5%	64.1%	61.8%	12,560
Market Subtotal / Weighted Average					10	2,821	93.2%	82.8%	80.8%	114,331
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	930	74.7%	68.2%	60.9%	25,875
Crescent Ridge II	✓	✓	✓	100.0%	1	295	100.0%	97.3%	82.4%	11,227
Norman Pointe I	✓		✓	100.0%	1	209	99.0%	99.0%	99.0%	7,329
Market Subtotal / Weighted Average					3	1,434	83.5%	78.7%	70.9%	44,431
New York
60 Broad			✓	100.0%	1	1,047	92.7%	92.7%	89.5%	54,946
Market Subtotal / Weighted Average					1	1,047	92.7%	92.7%	89.5%	54,946
Orlando
200 South Orange at The Exchange	✓	✓	✓	100.0%	1	646	89.3%	84.1%	81.4%	25,331
CNL Center I and II	✓	✓	✓	99.0%	2	617	95.3%	95.3%	84.8%	25,652
501 West Church				100.0%	1	182	100.0%	100.0%	100.0%	5,706
400 and 500 TownPark	✓	✓	✓	100.0%	2	309	100.0%	100.0%	98.7%	10,982
Market Subtotal / Weighted Average					6	1,754	94.4%	92.5%	87.6%	67,671

In-Service Assets (continued)	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

Northern Virginia / Washington, D.C.
4250 North Fairfax	✓	✓	✓	100.0%	1	308	74.0%	63.3%	61.0%	11,093
Arlington Gateway	✓	✓	✓	100.0%	1	331	60.4%	53.5%	53.5%	9,963
3100 Clarendon	✓	✓	✓	100.0%	1	258	82.2%	74.4%	74.4%	9,377
1201 and 1225 Eye Street	✓	✓	✓	(2)	2	478	68.2%	67.4%	66.5%	19,843
400 Virginia	✓	✓	✓	100.0%	1	209	61.2%	61.2%	60.3%	6,835
Market Subtotal / Weighted Average					6	1,584	69.1%	64.0%	63.2%	57,111
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	12,321
1430 Enclave	✓	✓	✓	100.0%	1	313	82.7%	82.7%	82.7%	8,370
Market Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	20,691

In-Service Total					43	14,921	89.6%	84.8%	81.6%	578,722

Out-of-Service Redevelopment Projects (3)	Market	Estimated Stabilization Date	Current Basis (in millions)	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

222 South Orange at The Exchange	Orlando	Q4 2026	56.2	100.0%	1	132	77.4%	45.7%	9.0%	3,692
9320 Excelsior	Minneapolis	Q4 2026	27.4	100.0%	1	261	58.0%	—%	—%	5,619
Meridian	Minneapolis	Q4 2026	65.8	100.0%	2	397	60.4%	9.9%	8.2%	8,940

Out-of-Service Total			149.4		4	790	62.4%	12.6%	5.6%	18,251

Total Portfolio	47	15,711	88.2%	81.2%	77.7%	596,973

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(2)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.
(3)	These projects have been placed into redevelopment and are currently excluded from our in-service portfolio metrics. During the redevelopment phase, the Company is adding or fully renovating the lobbies, common areas and other tenant amenities, transforming the projects into multi-tenant assets with a distinct focus on hospitality. Assets will be reclassified back to in-service upon the earlier of (a) one year after receiving the final certificate of occupancy for the space or (b) the asset reaching 80 percent occupied (i.e. commenced leased).

Piedmont Realty TrustTM
Property Investment Activity and Land Holdings
As of December 31, 2025

Acquisitions Completed During Prior Year and Current Year
None

Dispositions Completed During Prior Year and Current Year
Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Square Feet (in thousands)	Sale Price (in millions)
One Lincoln Park	Dallas / Preston Center	Q1 2024	100%	1999	257	$54.0
750 West John Carpenter	Dallas / Las Colinas	Q3 2024	100%	1999	315	23.0
80 and 90 Central	Boston / Boxborough	Q2 2025	100%	1988 / 2001	322	29.5
Total					894	$106.5

Developable Land Parcels
Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in millions)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2.6
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2.0
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24.2
State Highway 161	Dallas / Las Colinas	The Interlink at Las Colinas	4.5	3.3
Royal Lane	Dallas / Las Colinas	Las Colinas Connection	10.6	2.8
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6.3
TownPark	Orlando / Lake Mary	400 and 500 TownPark	18.9	9.1
Total			57.2	$50.3

Piedmont Realty TrustTM
Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 39.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight-lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Realty TrustTM
Non-GAAP Reconciliation:
GAAP Net Income / (Loss) to FFO, Core FFO, and AFFO
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

GAAP net loss applicable to common stock	$(43,246)	$(13,462)	$(16,808)	$(10,104)	$(29,978)	$(83,620)	$(79,069)
Depreciation	42,497	41,759	40,266	40,513	39,769	165,035	155,468
Amortization	15,166	15,188	14,778	15,413	16,414	60,545	69,674
Impairment charges	—	—	—	—	15,400	—	33,832
(Gain) / loss on sale of real estate assets	—	—	(1,224)	(789)	—	(2,013)	445
NAREIT Funds From Operations applicable to common stock	14,417	43,485	37,012	45,033	41,605	139,947	180,350
Adjustments:
Executive separation costs	—	—	—	—	4,831	—	4,831
Loss on early extinguishment of debt	29,788	—	7,500	500	—	37,788	386
Core Funds From Operations applicable to common stock	44,205	43,485	44,512	45,533	46,436	177,735	185,567
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,598	1,561	1,574	1,456	1,463	6,189	5,142
Depreciation of non real estate assets	365	368	369	369	370	1,471	1,320
Straight-line effects of lease revenue	(4,305)	(6,251)	(8,968)	(9,668)	(5,996)	(29,192)	(21,566)
Stock-based compensation adjustments	2,437	2,503	2,396	55	1,392	7,391	6,632
Amortization of lease-related intangibles	(1,959)	(1,959)	(1,957)	(2,062)	(2,351)	(7,937)	(10,019)
Non-incremental capital expenditures
Base Building Costs	(3,695)	(3,203)	(10,149)	(5,416)	(5,535)	(22,462)	(31,506)
Tenant Improvement Costs	(11,887)	(5,575)	(3,809)	(4,629)	(4,493)	(25,901)	(11,072)
Leasing Commission Costs	(8,050)	(4,425)	(7,727)	(2,149)	(6,710)	(22,351)	(27,592)

Adjusted Funds From Operations applicable to common stock	$18,709	$26,504	$16,241	$23,489	$24,576	$84,943	$96,906

Piedmont Realty TrustTM
Non-GAAP Reconciliation:
GAAP Net Income/(Loss) to Core EBITDA and Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024

Net loss applicable to Piedmont	$(43,246)	$(13,462)	$(16,808)	$(10,104)	$(29,978)	$(83,620)	$(79,069)
Net income applicable to noncontrolling interest	6	5	2	6	1	19	5
Interest expense	32,406	31,968	31,954	31,677	31,629	128,005	122,984
Depreciation	42,862	42,127	40,635	40,883	40,139	166,506	156,787
Amortization	15,166	15,188	14,778	15,413	16,414	60,545	69,674
Depreciation and amortization attributable to noncontrolling interests	—	—	19	19	19	38	79
Impairment charges	—	—	—	—	15,400	—	33,832
(Gain) / loss on sale of real estate assets	—	—	(1,224)	(789)	—	(2,013)	445
EBITDAre	47,194	75,826	69,356	77,105	73,624	269,480	304,737
Executive separation costs	—	—	—	—	4,831	—	4,831
Loss on early extinguishment of debt	29,788	—	7,500	500	—	37,788	386
Core EBITDA	76,982	75,826	76,856	77,605	78,455	307,268	309,954
General and administrative expense	7,457	7,607	7,960	7,563	7,819	30,587	30,592
Management fee revenue	(71)	(114)	(77)	(64)	(126)	(325)	(1,091)
Other income	62	(52)	(25)	(288)	(1,540)	(303)	(3,915)
Straight-line effects of lease revenue	(4,305)	(6,251)	(8,968)	(9,668)	(5,996)	(29,192)	(21,566)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	—	(3)	(1)	2	(4)	3
Amortization of lease-related intangibles	(1,960)	(1,959)	(1,957)	(2,061)	(2,351)	(7,937)	(10,019)
Property net operating income (cash basis)	78,165	75,057	73,786	73,086	76,263	300,094	303,958
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—	—	—
Dispositions	(31)	54	(447)	(1,224)	(1,322)	(1,647)	(6,463)
Other investments	(1,459)	(42)	92	162	92	(1,248)	(745)
Same store net operating income (cash basis)	$76,675	$75,069	$73,431	$72,024	$75,033	$297,199	$296,750

PIEDMONT
REALTY TRUST™

Corporate Headquarters
5565 Glenridge Connector, Suite 450
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